EXHIBIT 32
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
This certification is not deemed filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Quarterly Report of Hypercom Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”).
In connection with the Report, we, Philippe Tartavull, as Chief Executive Officer and President of the Company, and Robert M. Vreeland, as Interim Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, respectively, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 10, 2008	By: /s/ Philippe Tartavull
Philippe Tartavull
Chief Executive Officer and President

Dated: November 10, 2008	By: /s/ Robert M. Vreeland
Robert M. Vreeland
Interim Chief Financial Officer

38